UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2019

ANTERO MIDSTREAM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38075	61-1748605
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The holders of a requisite principal amount of Antero Midstream Partners LP’s (“Antero Partners”), an indirect, wholly owned subsidiary of Antero Midstream Corporation (“Antero Midstream”), and Antero Midstream Finance Corporation’s (together with Antero Partners, the “Issuers”), outstanding 5.375% Senior Notes due 2024, of which there is an aggregate principal amount of $650.0 million outstanding (the “2024 Notes”), delivered their consents by 5:00 p.m., New York City time, on April 12, 2019 to amend (the “Amendment”) the Indenture, dated as of September 13, 2016 (as supplemented by that First Supplemental Indenture, dated January 17, 2017, the “2024 Notes Indenture”), among the Issuers, each guarantor of the 2024 Notes party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), governing the 2024 Notes to provide that so long as Antero Partners is a consolidated subsidiary of a parent company for financial reporting purposes, Antero Partners’ ongoing reporting requirements under the 2024 Notes Indenture may be satisfied by reports of such parent company; provided, however, that such parent company has fully and unconditionally guaranteed the 2024 Notes pursuant to a supplemental indenture (the “Proposed Amendment”). Accordingly, on April 15, 2019, the Issuers, Antero Midstream, the other guarantors party thereto, and the Trustee executed and delivered that Second Supplemental Indenture to the Indenture (the “Second Supplemental Indenture”) to give effect to the Amendment.

In furtherance of its previously disclosed intention to guarantee each series of Antero Partners’ notes outstanding as of the completion of the simplification transaction, on April 15, 2019, Antero Midstream entered into that certain First Supplemental Indenture (the “First Supplemental Indenture”), with the Issuers, the guarantors party thereto and the Trustee, which supplements the Indenture, dated as of February 25, 2019 (the “2027 Notes Indenture”), governing the Issuers’ 5.75% Senior Notes due 2027, of which there is an aggregate principal amount of $650.0 million outstanding (the “2027 Notes”), to add Antero Midstream as a guarantor of the 2027 Notes under the 2027 Notes Indenture. The Second Supplemental Indenture also adds Antero Midstream as a guarantor of the 2024 Notes under the 2024 Notes Indenture.

The foregoing descriptions of the First Supplemental Indenture and Second Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. Furthermore, a description of the material terms and conditions of the 2024 Notes can be found in Antero Partners’ Form 10-K for the year ended December 31, 2018 and of the 2027 Notes can be found in Antero Midstream’s Form 8-K filed on February 25, 2019, each of which is also incorporated herein by reference.

This Current Report on Form 8-K is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any securities. The Consent Solicitation was made solely by the Consent Solicitation Statement related thereto and was subject to the terms and conditions stated therein.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibits	Description
4.1

First Supplemental Indenture, dated as of April 15, 2019, among Antero Midstream Partners LP, Antero Midstream Finance Corporation, Antero Midstream Corporation, each of the other parties identified therein and Wells Fargo Bank, National Association, a national banking association, to the indenture governing the 2027 Notes.

4.2

Second Supplemental Indenture, dated as of April 15, 2019, among Antero Midstream Partners LP, Antero Midstream Finance Corporation, Antero Midstream Corporation, each of the other parties identified therein and Wells Fargo Bank, National Association, a national banking association to the indenture governing the 2024 Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM CORPORATION

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Secretary
Dated: April 15, 2019

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